UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


             Cohen & Steers Worldwide Realty Income Fund, Inc.
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           (Exact name of registrant as specified in its charter)

             Maryland                                    20-2308903
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

        757 Third Avenue, New York, NY                           10017
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     (Address of principal executive offices)                  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class                Name of each exchange on which
             to be so registered                each class is to be registered
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     Common Stock, $.001 par value         New York Stock Exchange, Inc.
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /x/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box./ /

Securities Act registration statement file number to which this form relates:
333-116581(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                   None
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                             (Title of class)

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

Item 1.   Description of Registrant's Securities to Be Registered.

          A description of the Common Stock, par value $.001 per share (the "Common Stock"), of the Registrant to be registered hereunder is set forth in the section entitled "Description of Shares" of the Prospectus that has been filed with the Securities and Exchange Commission ("SEC") in connection with the Registrant's Registration Statement on Form N-2 filed on June 17, 2004 (Registration Nos. 333-116581 and 811-21595), filed by the Registrant pursuant to the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, as amended by pre-effective amendment no. 1 filed on February 11, 2005, pre-effective amendment no. 2 filed on February 23, 2005 and pre-effective amendment no. 3 filed on March 10, 2005, which description is incorporated herein.

Item 2.   Exhibits.

          Pursuant to the Instructions as to the Exhibits, no exhibits are filed herewith or incorporated herein by reference.

                                    SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                           COHEN & STEERS WORLDWIDE REALTY INCOME FUND, INC.

                           By:  /s/ Robert H. Steers
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                                Name:  Robert H. Steers
                               Title:  Chairman & Secretary


          Dated: March 11, 2005